UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2016

Virtus Investment Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10994	95-4191764
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Pearl Street, 9th Floor, Hartford, CT	06103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 248-7971

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On December 16, 2016, Virtus Investment Partners, Inc., a Delaware corporation (the “Company”), and 100 Pearl Street 2, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RidgeWorth Holdings LLC, a Delaware limited liability company (“RidgeWorth”), and Lightyear Fund III AIV-2, L.P., a Delaware limited partnership, solely in its capacity as Seller Representative, pursuant to which Merger Sub will (on the terms and subject to the satisfaction or waiver of the closing conditions in the Merger Agreement) merge with and into RidgeWorth with RidgeWorth continuing as the surviving company and a wholly owned subsidiary of the Company (the “Merger”).

The purchase price (the “Purchase Price”) for the Company’s acquisition of RidgeWorth equals (x) $472,000,000, plus (y) the fair market value of certain of RidgeWorth’s investments at the effective time of the Merger (the “Closing”), with the final Purchase Price subject to the adjustments described below. The Merger is expected to be financed using a combination of the Company’s existing balance sheet resources, debt and equity and/or equity-linked securities. In connection with the transaction, the Company has received $475 million of committed debt financing from Barclays Bank PLC and Morgan Stanley Senior Funding, Inc.

The Merger Agreement provides that the Purchase Price will be reduced if RidgeWorth does not obtain client consents (“Consents”) relating to (i) the assignment of advisory contracts pursuant to which it and its subsidiaries provide investment management services to their clients (other than mutual funds) and (ii) the merger of the RidgeWorth mutual funds into the Company’s fund complex, representing revenues at least equal to 92.5% of a baseline revenue amount (the “Base Revenue Run Rate”). The Purchase Price is subject to working capital and net debt adjustments as well as reductions for unpaid transaction expenses, accrued bonuses and commissions and other specified liabilities of RidgeWorth, in each case as of immediately prior to Closing. The Purchase Price is also subject to a customary post-Closing adjustment as well as a true-up payment in respect of Consents obtained in the six months following Closing.

In connection with the Merger, certain key employees holding outstanding equity interests in RidgeWorth (the “RidgeWorth Equity Interests”) have entered into rollover agreements with the Company, pursuant to which, immediately prior to the Merger, each such holder will exchange a portion of his or her RidgeWorth Equity Interests (the “Rollover Equity Interests”) for a combination of Company common stock and either deferred cash consideration or investments in the Company’s mutual funds.

The Closing of the Merger is subject to (1) the receipt of Consents representing revenues that are not less than 77.5% of the Base Revenue Run Rate, (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the absence of any material adverse effect (as defined in the Merger Agreement) on the business of RidgeWorth and its subsidiaries and (4) other customary closing conditions. The Merger is expected to close in mid-2017, subject to the satisfaction or waiver of such conditions.

The Merger Agreement contains customary termination rights for the Company and RidgeWorth, including in the event the Merger is not consummated on or before July 16, 2017 (subject to extension to September 16, 2017 in certain specified circumstances). The Merger Agreement also contains customary representations, warranties, covenants and indemnification and escrow provisions. RidgeWorth is required, among other things, to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger, subject to certain exceptions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the Company, RidgeWorth or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, RidgeWorth or any of their respective subsidiaries, affiliates or businesses.

Debt Commitment Letter

In connection with entering into the Merger Agreement, on December 16, 2016, the Company entered into a debt financing commitment letter (the “Debt Commitment Letter”) with Barclays Bank PLC and Morgan Stanley Senior Funding, Inc. (together, the “Initial Commitment Parties”). Pursuant to the Debt Commitment Letter, the Initial Commitment Parties have committed to arrange and provide the Company with a senior secured credit facility composed of (i) a term loan facility of up to $475 million, provided that, if the Company issues equity securities or equity-linked securities on or prior to the Closing Date, the principal amount of the term loan may be reduced by the lesser of the net cash proceeds received by the Company from such issuance and $275 million, and (ii) a revolving credit facility of up to $100 million (together, the “Facilities”). The proceeds of the Facilities may be used to fund the Company’s acquisition of RidgeWorth pursuant to the Merger Agreement, to repay of amounts borrowed under an existing revolving credit facility, and to pay transaction fees and expenses related to the foregoing. The availability of borrowings under the Facilities is subject to satisfaction of certain customary conditions.

A copy of the Debt Commitment Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Debt Commitment Letter is qualified in its entirety by reference to the full text of the Debt Commitment Letter.

Cautionary Statements Regarding Forward-Looking Statements

This document contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about the Company’s beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.

The Company’s forward-looking statements are based on a series of expectations, assumptions and projections about the Company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning the Company’s assets under management, cash inflows and outflows, operating cash flows, its ability to expand distribution and product offerings, and future credit facilities, for all forward periods. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

The Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its 2015 Annual Report on Form 10-K, as well as the following risks and uncertainties: (a) any reduction in its assets under management; (b) the withdrawal, renegotiation or termination of investment advisory agreements; (c) damage to its reputation; (d) failure to comply with investment guidelines or other contractual requirements; (e) the inability to attract and retain key personnel; (f) the competition the Company faces in its business; (g) adverse regulatory and legal developments; (h) unfavorable changes in tax laws or limitations; (i) adverse developments, or changes in its relationships with unaffiliated subadvisers; (j) changes in key distribution relationships; (k) interruptions in service or failure to provide service by third-party service providers; (l) volatility associated with its common stock; (m) civil litigation and government investigations or proceedings; (n) the risk of capital loss associated with its investments; (o) the inability to make quarterly distributions; (p) the lack of availability of required and necessary capital on satisfactory terms; (q) liabilities and losses not covered by insurance; (r) the inability to satisfy financial covenants under its existing debt agreement and committed debt financing; (s) the inability to secure required consents, including the approval of shareholders of the RidgeWorth funds and other clients; (t) the inability to successfully close the acquisition and integrate the acquired business, and other risks and uncertainties described in the Company’s 2015 Annual Report on Form 10-K or in any of its filings with the Securities and Exchange Commission (“SEC”) and (u) the ability to achieve expected financial benefits and synergies.

Certain other factors which may impact the Company’s continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the Company’s periodic reports filed with the SEC and are available on the Company’s website at www.virtus.com under “Investor Relations.” Statements in this document should be carefully considered in light of all such factors.

The Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date hereof, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by the Company which modify or impact any of the forward-looking statements contained in or accompanying this document, such statements or disclosures will be deemed to modify or supersede such statements herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 16, 2016, among Virtus Investment Partners, Inc., 100 Pearl Street 2, LLC, Lightyear Fund III AIV-2, L.P. and RidgeWorth Holdings LLC

10.1	Commitment Letter, dated as of December 16, 2016, among Barclays Bank PLC, Morgan Stanley Senior Funding, Inc. and Virtus Investment Partners, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Date: December 22, 2016	By:	/s/ Michael A. Angerthal
	Name:	Michael A. Angerthal
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 16, 2016, among Virtus Investment Partners, Inc., 100 Pearl Street 2, LLC, Lightyear Fund III AIV-2, L.P. and RidgeWorth Holdings LLC

10.1	Commitment Letter, dated as of December 16, 2016, among Barclays Bank PLC, Morgan Stanley Senior Funding, Inc. and Virtus Investment Partners, Inc.